Innovus Pharmaceuticals to Acquire Prescription Product Portfolio from Prospector Capital Partners II

LA JOLLA, CA, February 8, 2013 -- Innovus Pharmaceuticals, Inc. (“Innovus Pharma”),www.innovuspharma.com, (OTC: BB: INNV) today announced that it signed a binding term sheet for the acquisition of a portfolio of nine (9) US prescription products from Prospector Capital Partners II.

The acquired products are in the areas of dermatology, respiratory and autoimmune diseases.

The products are:

1.	Zytopic, for atopic dermatitis, a type of itchy and scaly skin rash
2.	Coraz, for seborrhoeic dermatitis, a skin condition where flaky white or yellow scales appear on the scalp or inside the ear
3.	Xylarid, for hemorrhoids
4.	Zinx, for cough and cold
5.	Extendryl, for congestion
6.	Liquadd, for attention deficit disorder
7.	Akurza, for psoriasis, a disease that causes thick, red skin with flaky scales
8.	Breeze pads, for acne
9.	Levall, for cough

These nine products are currently not being marketed. Innovus plans to set up the manufacturing capacities and reimbursement procedures needed to get the products on the market. The first product launch is projected to be in 2014.

Dr. Bassam Damaj, Chief Executive Officer of Innovus Pharma said, “The acquisition of this portfolio of products is an important step towards building the global commercial pipeline of Innovus Pharma. But it is important to remember that it is only the first step of our growth strategy, which focuses on launching a wide range of products in many countries with a number of partners. We expect both to acquire more products and to work with our partners to get the products into as many markets as possible.”

About Innovus Pharma

Innovus Pharma, headquartered in San Diego, CA, is an emerging pharmaceutical company that delivers innovative and uniquely presented and packaged healthcare solutions through both prescription medicines and consumer and health products.

Innovus Pharma develops, in-licenses, acquires and markets proprietary respiratory, dermatology and autoimmune pharmaceutical products intended for better patient compliance and results. The Company is building a robust pipeline with a wide range of approved products, including arthritis pain relief product, APEAZ™, as well as product candidates across each phase of development, such as its VAP-1 program for psoriasis and dermatitis.

APEAZ™ is an FDA-compliant, fast-acting and powerful arthritis pain relief cream, formulated to target the joints where arthritis resides. APEAZ™ is one of the most intensive over-the-counter (“OTC”) topical treatments for pain relief available today. APEAZ™ is available in regular and extra-strength formulations. The product is designed to relieve: acute pain, arthritis pain, athletic injuries, muscle soreness and/or stiffness, muscle and joint pain, simple backache, strains and sprains.

For further information about Innovus Pharma, go to http://www.innovuspharma.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that may individually or mutually impact the matters described in this release for a variety of reasons~~,~~ many of which are outside the control of Innovus Pharma. These risks and uncertainties include, but are not limited to Innovus Pharma’s ability to negotiate the definitive agreements for acquisitions of the products described in this release on terms and conditions satisfactory to it, Innovus Pharma’s ability to raise sufficient capital to fund the commercialization of the products described in this release and its other operations and growth strategy, the continued willingness of members of the Board of Directors to fund the company on an interim basis, Innovus Pharma’s ability to achieve its development, regulatory, commercialization and financial goals for its existing products, its ability to acquire additional products, and its ability to achieve development, regulatory, commercialization and financial goals for such additional products. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or the “Investors” section of Innovus Pharma’s website at innovuspharma.com.

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